UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement.

On December 21, 2007, Key Technology, Inc. (the “Company”) entered into a First Amendment to Credit Agreement with Wells Fargo HSBC Trade Bank, N.A. (“the Lender”).  The First Amendment to Credit Agreement is an amendment to the prior Credit Agreement between the Company and the Lender which, among other things, (i) extends the term of the agreement of the Lender to make revolving loans to the Company in the maximum principal amount of $10,000,000 and credit sub-facilities up to $3,000,000 each for sight commercial letters of credit and standby letters of credit until June 30, 2009, (ii) deletes in their entirety and without substitution certain negative covenants regarding dividends and distributions of capital of C Corporations, capital expenditures, and lease expenditures, (iii) deletes Exhibit A, Addendum to Credit Agreement in its entirety and substitutes a new Exhibit A, Addendum to Credit which eliminates a minimum profitability covenant and replaces it with an EBITDA coverage ratio.  A copy of the First Amendment to Credit Agreement and the Revolving Credit Loans Note are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	10.1	First Amendment to Credit Agreement dated December 21, 2007

	10.2	Revolving Credit Loans Note dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ David M. Camp
David M. Camp
President and Chief Executive Officer

Dated: December 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated December 21, 2007

10.2	Revolving Credit Loans Note dated December 21, 2007